CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Elemental Protective Coatings Corp., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), Martin Baldwin, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:/s/ Martin Baldwin
Martin Baldwin
Chief Financial Officer

23 December 2010

[A signed original of this written statement required by Section 906 has been provided to Elemental Protective Coatings Corp. and will be retained by Elemental Protective Coatings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.]